UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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SOLARWINDS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Supplemental Information Regarding Proposal Four:
Approval of the SolarWinds, Inc. 2015 Performance Incentive Plan
Dear Stockholder:
As described in our proxy statement dated April 3, 2015 (the “Proxy Statement”), we are asking stockholders to approve the SolarWinds, Inc. 2015 Performance Incentive Plan (the “2015 Plan”) at our annual meeting of stockholders being held on Thursday, May 14, 2015.
Our Board of Directors (the “Board”) approved the 2015 Plan to replace our current active equity compensation plan, the SolarWinds, Inc. 2008 Equity Incentive Plan (the “2008 Plan”). However, as noted in the Proxy Statement, if stockholders do not approve the 2015 Plan, we will continue to have the authority to grant awards under the 2008 Plan.
If stockholders approve the 2015 Plan, based on the number of shares of common stock available for new award grants under the 2008 Plan as of March 1, 2015, there will be a 5,078,449 reduction in the number of shares we are able to grant as equity compensation awards and the potential dilution to stockholders will be correspondingly reduced. In addition, one of the reasons we approved the 2015 Plan was to remove certain plan features contained in the 2008 Plan that we believe are no longer consistent with public company equity incentive plan best practices.
The following chart summarizes some of the key features of the 2015 Plan that will apply if stockholders approve the 2015 Plan, along with the related provisions of the 2008 Plan that will continue to apply if stockholders do not approve the 2015 Plan.

Plan Provision	2015 Plan	2008 Plan
Number of Shares Available for New Award Grants	5,500,000 shares will be available for new award grants if approved.	10,578,449 shares were available for new award grants as of March 1, 2015.
Evergreen Provision	No.
Yes. The evergreen feature automatically increases the shares available for new award grants under the 2008 Plan on the first day of each fiscal year by an amount of shares equal to the lesser of (1) 6,000,000 shares, (2) 4.75% of the total number of shares outstanding on the last day of the immediately preceding fiscal year and (3) such lesser number of shares as may be determined by the Board.

Option/SAR Repricing	Prohibited. Options and SARs may not be repriced without stockholder approval.	Permitted. Options and SARs may be repriced without stockholder approval.
Ability to Grant “Qualified Performance-Based Compensation” Awards Deductible under Section 162(m) of the Code	Yes.	No.

We believe this chart helps illustrate why we decided to approve the 2015 Plan, and why we believe stockholders should vote FOR approval of the 2015 Plan to replace the 2008 Plan.
This supplement should be read in conjunction with the Proxy Statement (including the full text of the 2015 Plan included as Exhibit A to the Proxy Statement).
Our Board recommends that you vote FOR approval of the 2015 Plan.